As filed with the Securities and Exchange Commission on March 26, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PAR TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	16-1434688
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413-4991
(315) 738-0600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Savneet Singh
Chief Executive Officer
PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413-4991
(315) 738-0600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Boris Dolgonos Proskauer Rose LLP Eleven Times Square New York, New York 10036 (212) 969-3000	Cathy King Chief Legal Officer and Corporate Secretary PAR Technology Park 8383 Seneca Turnpike New Hartford, New York 13413 (315) 738-0600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•
a base prospectus which covers the offering, issuance and sale by us and/or the offering and sale by selling securityholders of the securities identified in the base prospectus from time to time in one or more offerings; and

•	a resale prospectus supplement relating to the possible resale by the selling securityholder named therein of up to a maximum of 1,810,222 shares of our common stock.
The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The resale prospectus supplement immediately follows the base prospectus.

PROSPECTUS

PAR Technology Corporation

Common Stock
Preferred Stock
Debt Securities
Warrants
We may offer and sell from time to time common stock, preferred stock, debt securities, or warrants and any selling stockholders may offer and sell from time to time shares of our common stock, in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which they may be offered.
Each time we or any selling stockholders offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts, prices and terms of the securities.
We may offer and sell the securities described in this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods on a continuous or delayed basis. In addition, any selling stockholders may offer and sell shares of our common stock from time to time. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price of our public securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. All of the shares of common stock offered by the selling stockholders will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from those sales by the selling stockholders. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Our common stock is listed on The New York Stock Exchange under the symbol “PAR.”
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND IN ANY SIMILAR SECTION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
WE MAY AMEND OR SUPPLEMENT THIS PROSPECTUS FROM TIME TO TIME BY FILING AMENDMENTS OR SUPPLEMENTS AS REQUIRED. WE URGE YOU TO READ THE ENTIRE PROSPECTUS, ANY AMENDMENTS OR SUPPLEMENTS AND ANY DOCUMENTS INCORPORATED BY REFERENCE CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
The date of this prospectus is March 26, 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).
By using a shelf registration statement, we may sell the securities described in this prospectus from time to time and in one or more offerings and any selling stockholders to be named in a supplement to this prospectus may, from time to time, sell shares of common stock in one or more offerings. There is no limit on the aggregate amount of securities that we or any selling stockholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus describes the general manner in which we or any selling stockholders may offer the securities described in this prospectus. Each time we or any selling stockholders offer and sell securities pursuant to the registration statement, we will provide a prospectus supplement that contains specific information about the offering and the securities offered, and may also add, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the most recent applicable prospectus supplement and documents incorporated by reference therein. This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of our securities unless it is accompanied by a prospectus supplement.
This prospectus, together with any accompanying prospectus supplement, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should carefully read both documents, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in both this prospectus and the applicable prospectus supplement, and in particular the annual, quarterly and current reports and other documents we file with the SEC. Neither this prospectus nor any accompanying prospectus supplement is an offer to sell these securities or is soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Neither we nor any selling stockholder have authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, a prospectus supplement, any free writing prospectus that we authorize or any pricing supplement that we authorize. We have not authorized anyone to provide you with different information. We and any selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
You should assume that the information in this prospectus, a prospectus supplement, any free writing prospectus that we authorize and any pricing supplement that we authorize is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference.
“PAR®,” “PAR POSTM”, “Punchh®,” “PAR OrderingTM”, “PAR OPS®,” “Data Central®,” “DelagetTM,” “PAR RetailTM”, “PAR® Pay”, “PAR® Payment Services”, and other trademarks identifying our products and services appearing in this prospectus belong to us. Solely for convenience, our trademarks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks. This prospectus may also contain trade names and trademarks of other companies. Our use of such other companies’ trade names or trademarks is not intended to imply any endorsement or sponsorship by these companies of us or our products or services.
Unless the context indicates otherwise, references in this prospectus to “we,” “us,” “our,” the “Company,” and “PAR” mean PAR Technology Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus and the applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and the applicable prospectus supplement, you should read the registration statement of which this prospectus is a part, including its exhibits and schedules. Statements contained in this prospectus and the applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.
We also make these documents available on our website at partech.com/investor-relations. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INCORPORATION BY REFERENCE
SEC rules permit us to incorporate information by reference in this prospectus and the applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and the applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 26, 2026;
•
the information responsive to part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, provided in our Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2025 and as supplemented by the additional definitive proxy soliciting materials filed with the SEC on May 21, 2025;

•
our Current Reports on Form 8-K as filed with the SEC on January 15, 2026, January 26, 2026 (Item 3.02 only and as amended by our Current Report on Form 8-K/A filed on March 24, 2026), February 26, 2026 (Item 8.01 only), and March 17, 2026; and

•
the description of our common stock included in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025 and including any amendments and reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.
Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus and the applicable prospectus supplement.
Prospective investors may obtain documents incorporated by reference in this prospectus and the applicable prospectus supplement at no cost by requesting them in writing or by telephone from us at our executive offices at: PAR Technology Corporation, Attention: Investor Relations, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413, (315) 738-0600.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of PAR’s future operations, financial condition, financial results, business strategies, and prospects. Forward-looking statements are generally identified by words such as “believe,” “could”, “would,” “should,” “will,” “continue,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “future,” “may,” “potential,” and similar expressions.
Forward-looking statements are based on management’s current expectations and assumptions and are inherently uncertain. Actual results and outcomes could differ materially from those expressed in or implied by forward-looking statements, including forward-looking statements relating to and our expectations regarding:
•
our plans, strategies, and objectives for future operations and the growth of our business, including our service and product offerings, our go-to-market strategies, and the expected development, demand, performance, market share, and competitive performance of our products and services;

•	our ability to achieve and sustain profitability;
•	our future revenues, gross margins, expenses, cash flows, and other financial measures;
•	annual recurring revenue (ARR), active sites, subscription service gross margins, net loss, net income (loss) per share, and other key performance indicators and non-GAAP financial measures;
•	the availability and terms of product and component supplies for our hardware products;
•	the timing and expected benefits of acquisitions, divestitures, and capital markets transactions;
•	our human capital strategies and engagement;
•	macroeconomic trends, geopolitical events, tariffs, and trade disputes and the expected impact of those trends and events on our business, financial condition, results of operations, and cash flows;
•	claims, disputes, or other litigation matters; and
•	assumptions underlying any of the foregoing.
Factors, risks, trends, and uncertainties that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements include:
•
our ability to successfully develop, acquire, and transition new products and services, while enhancing existing ones to meet evolving customer needs and emerging technological trends, including our effective use of artificial intelligence (AI) in product development and integration of AI tools into our product and service offerings;

•	our ability to add and maintain active sites;
•	our ability to retain and add integration partners;
•
macroeconomic trends, such as the effects of inflation, recession, interest rate fluctuations, and changes in consumer confidence and discretionary spending; and geopolitical events affecting countries where we operate or our customers or suppliers operate;

•
our ability to retain and manage suppliers, secure alternative suppliers, and manage inventory levels and costs, navigate manufacturing disruptions or logistics challenges, shipping delays and shipping costs;

•	the impact of changes in import/export regulations, including tariffs, and trade disputes between the United States and other countries where we operate or our customers or suppliers operate;
•	the effects, costs, and timing of acquisitions, divestitures, and capital markets transactions;
•	our ability to integrate acquisitions into our operations and the timing, complexity, and costs associated with integrations;
•	our ability to attract, develop, and retain qualified employees to develop and expand our business, execute product installations, and respond to customer service level needs;

•	the protection of our intellectual property;
•	our ability to generate sufficient cash flow or access additional financing sources as needed to repay outstanding debts, including amounts owed under our outstanding convertible notes;
•	legal, reputational, and financial risks if we fail to protect customer and/or our data from security breaches and/or cyber attacks;
•	the impact of future pandemics, epidemics, or other outbreaks of disease;
•	changes in estimates and assumptions we make in connection with the preparation of our financial statements, or in building our business and operations plan and in executing our strategies;
•	our ability to maintain proper and effective internal control over financial reporting;
•
our ability to execute our business and operations plan, implement our strategies, and manage our business continuity risks, including service interruptions and disruptions or delays in product assembly and fulfillment;

•	potential impacts, liabilities, and costs from pending or potential investigations, claims, and disputes; and
•
other factors, risks, trends, and uncertainties that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, our subsequent Quarterly Reports on Form 10-Q, and our other filings with the SEC and the other information included or incorporated by reference herein and in any accompanying prospectus supplement.

We undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law
You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operations, financial condition, financial results and prospects, and that if any of these events occur, it could adversely affect the value of an investment in our securities. Market, industry and other data included in this prospectus or incorporated by reference herein are from or based on our own internal good faith estimates and research, and on publicly available publications, research, surveys and studies conducted by third parties, which we believe are reliable, but have not independently verified. Similarly, while we believe our internal estimates and research are reliable, we have not independently verified our internal estimates or research. While we are not aware of any misstatements regarding any market, industry or other data used by us or expressed in this prospectus or incorporated by reference herein, such information, because it has not been verified or, by its nature—market surveys, estimates, projections or similar data—is inherently subject to uncertainties, and actual results may differ materially from the assumptions and circumstances reflected in this information.
You should read this prospectus, any prospectus supplement and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all forward-looking statements by these cautionary statements.
Given these uncertainties, you should not place undue reliance on forward-looking statements, which speak only as of the date they were made and are not guarantees of future performance.

ABOUT PAR TECHNOLOGY CORPORATION
Company Overview
PAR is a leading foodservice technology company providing omnichannel cloud-based software and hardware solutions to the restaurant industry in three major restaurant categories – quick service, fast casual, and table service – and to the retail industry, including convenience and fuel retailers (C-Stores). Our product and service offerings include point-of-sale, customer engagement and loyalty, digital ordering and delivery, operational intelligence, payment processing, hardware, and related technologies, solutions, and services. We provide enterprise restaurants, franchisees, and other foodservice outlets with operational efficiencies through a data-driven network with integration capabilities from front- and back-of-house to customer fulfillment. Our omnichannel solutions are used in more than 150,000 active restaurants and retail locations across the world. PAR’s solutions are designed with flexibility and openness at their core and are engineered to scale and adapt with brands at every stage of growth. Our solutions integrate with others, yet deliver significant value when used together across our software, hardware, and payments offerings. With intentional innovation as a priority, PAR’s solutions help streamline operations, drive higher engagement, and strengthen guest experiences for restaurants and retailers globally.
Our mission is to enable personalized experiences that connect people to the brands, meals, and moments they love; and our strategy to achieve this mission is grounded in delivering a unified experience across our comprehensive suite of subscription services, hardware, and professional services that simplifies our customers’ operations, elevates their customer engagement, and drives their continued success. PAR’s vision of unified experience is a single platform that provides seamless connections from our customers’ backend systems through to their customer-facing channels enabling our customers to deliver innovation, differentiated experiences, and competitive advantage. It’s the setup enterprise restaurants and retailers require to support omnichannel journeys and create a unified view of customer interactions, products, and management systems. We continually strive to enhance and expand our cloud-based solutions to provide full integration of key data points that drive guest satisfaction and operational efficiencies to our customers across our product and service offerings.
Corporate Information
Our principal executive office is located at PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413, and our telephone number is (315) 738-0600.
Our website is www.partech.com. Our Annual Reports on Form 10-K, Proxy Statements on Schedule 14A, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to such reports and statements filed or furnished by us pursuant to the Exchange Act are available, free of charge, on our website at partech.com/investor-relations as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information posted on or accessible through our website is not incorporated into this prospectus or in any other report or document we file with the SEC. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding SEC registrants, including PAR.

RISK FACTORS
Investing in our securities involves certain risks. Before you invest in any of our common stock, preferred stock, debt securities, or warrants, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in “Part I, Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31 2025, which is incorporated into this prospectus by reference, as such risk factors have and may be updated and modified periodically in our reports filed with the SEC and incorporated in this prospectus by reference as described under “Incorporation by Reference” in this prospectus. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, repurchases of outstanding shares of common stock, acquisitions, investments, additions to working capital (including cash reserves), capital expenditures and advances to or investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.
All of the shares of common stock offered by the selling stockholders will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from those sales by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
General
The following is a summary of our capital stock and provisions of our restated certificate of incorporation (the “Certificate of Incorporation”), our amended and restated bylaws (the “Bylaws”), and certain provisions of the Delaware General Corporation Law (“DGCL”). This summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. References in this section to “the Company,” “we,” “us” and “our” refer to PAR Technology Corporation and not to its subsidiaries.
Our authorized capital stock consists of 117,000,000 shares of stock, par value $0.02 per share, consisting of 116,000,000 shares of common stock and 1,000,000 shares of undesignated preferred stock.
Common Stock
As of March 24, 2026, we had 41,245,277 shares of common stock outstanding.
Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. At any meeting of stockholders, the holders of shares having a majority of the voting power of the capital stock of the Company issued and outstanding and entitled to vote thereat shall be present or represented by proxy to constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of the majority of the votes cast on a matter, other than the election of directors, will be the act of the stockholders, unless the vote of a minimum or other number or amount is provided for such matter by applicable law, the Certificate of Incorporation, the Bylaws or the rules and regulations of any stock exchange or other regulatory body, in which case such minimum or other vote will be the required vote of stockholders on such matter. Our directors are elected by a plurality, which means that at any meeting of the Company’s stockholders for the election of directors at which a quorum is present, nominees receiving a plurality of votes cast will be elected directors.
Subject to the rights, if any, of the holders of any then outstanding preferred stock, holders of our common stock are entitled to receive dividends out of any of the Company’s funds legally available when, as and if declared by our board of directors. Further, subject to the rights and preferences of the preferred stock, holders of our common stock share ratably in all assets of the Company in the event of the liquidation, dissolution or winding up of the Company.
Holders of our common stock have no preemptive, conversion, subscription or other rights, and the terms of our common stock contain no redemption or sinking fund provisions. The rights, preferences, and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of holders of shares of any series of preferred stock that we may designate in the future.
Preferred Stock
As of March 24, 2026, there were no shares of preferred stock outstanding.
Pursuant to the Certificate of Incorporation, our board of directors has the authority, without further action by stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.
The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action, or make the removal of management more difficult.
Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.
Except as otherwise provided by Delaware law or by any resolution adopted by our board of directors fixing the rights, preferences and privileges, the qualifications or restrictions of the preferred stock, the entire voting power of the shares of our capital stock for the election of directors and for all other purposes, as well as all other rights pertaining to shares of our capital stock vest exclusively in the common stock.

Anti-Takeover Effects of Delaware Law, the Certificate of Incorporation and the Bylaws
Certain provisions of Delaware law and the Certificate of Incorporation and Bylaws could make the acquisition of the Company more difficult. These provisions of the DGCL could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors.
Stockholder meetings. Under the Certificate of Incorporation, the board of directors, or the chair of the board of directors or the president pursuant to a resolution approved by a majority of the then authorized number of directors of the Company may call special meetings of stockholders.
Requirements for advance notification of stockholder nominations and proposals. The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.
Action by written consent. Pursuant to the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of stockholders of the Company, and no action required to be taken or that may be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting except by the unanimous written consent of all stockholders entitled to vote on such action.
Election and removal of directors. Nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in the Bylaws. All directors (other than those who may be elected by the holders of any then outstanding preferred stock, voting as a separate class) shall be elected for a one-year term expiring at the next annual meeting of stockholders. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal.
The board of directors has the exclusive right to increase or decrease the size of the board of directors, provided such number will not be less than a minimum of three (3) and more than a maximum of 15 directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board of directors, or by a sole remaining director, and the directors so chosen shall hold office, subject to the limitations set forth in the Bylaws, until the next annual meeting and until their respective successors are elected and qualified. Subject to the rights of the holders of any then outstanding preferred stock any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class. This system of electing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes replacing a majority of directors more difficult for stockholders.
Undesignated preferred stock. The authorization of undesignated preferred stock makes it possible for the board of directors, without stockholder approval, to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.
Amendment of provisions in the Certificate of Incorporation. The affirmative vote of the holders of at least 66 2⁄3% of all of the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to amend the provisions of the Certificate of Incorporation relating to calling special meetings of stockholders, stockholder actions by written consent, the number and election of directors, and director liability.
Amendment of provisions in the Bylaws. The affirmative vote of 66 2⁄3% of the stockholders entitled to vote generally for the election of directors, voting together as a single class, is required to amend the provisions of the Bylaws relating to calling special meetings of stockholders, the advance notice procedures, the number, nomination, election, term, and removal of directors.
Forum Selection provisions in the Bylaws. The Bylaws provide that unless we select or consent in writing to the selection of an alternative forum, all complaints asserting any internal corporate claims, which are claims (including claims brought on the Company’s behalf): (i) that are based upon a violation of a duty (including any fiduciary duty) owed by a current or former director, officer, employee, or stockholder in such capacity; or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery, shall, to the fullest extent permitted by law and subject to applicable jurisdictional requirements, be made in the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, subject matter jurisdiction, another state court or a federal court located within the State of Delaware).
Further, unless we select or consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. The choice-of-forum provision in the Bylaws does not apply to suits brought to enforce any liability or duty created by the Exchange Act and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Any person or entity purchasing or otherwise acquiring or holding any interest in our common stock shall be deemed to have notice of and to have consented to the forum selection provisions described in the Bylaws.
Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “PAR.”

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be senior, senior subordinated or subordinated obligations of ours and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and U.S. Bank Trust Company, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
When we refer to “the Company,” “we,” “our” and “us” in this section, we mean PAR Technology Corporation excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates, if any, from which interest will accrue, the date or dates, if any, on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•
any provisions relating to conversion or exchange of any debt securities of such series, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture as it applies to that series), including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•
we are the surviving entity or the successor person (if other than PAR) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following, unless we state in the applicable prospectus supplement that the debt securities of a series will not have the benefit of any of the following:
•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;
•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than defaults pursuant to the foregoing or pursuant to a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of PAR; or
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (except as to certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request in respect of that Event of Default, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•	to cure any ambiguity, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of debt securities of any series;
•	to comply with the applicable procedures of the applicable depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or
•	to conform the indenture or the terms of the debt securities to any terms set forth in this prospectus or an applicable prospectus supplement. (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in any currency other than that stated in the debt security;
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•
delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS
We may issue warrants to purchase common stock, preferred stock or debt securities. The applicable prospectus supplement will describe, to the extent applicable, the following terms of any warrants:
•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms;
•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	the designation and terms of any equity securities purchasable upon exercise of the warrants;
•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each security;
•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

SELLING STOCKHOLDERS
Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We or any selling stockholders may sell securities:
•	through underwriters;
•	through dealers (acting as agents or principals);
•	through brokers;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange;

•	through agents;
•	directly to one or more purchasers, on a negotiated basis or otherwise; or
•	through a combination of any of these methods or any other method permitted by law.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We or any selling stockholders may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions:
•	at a fixed price, or prices, which may be changed from time to time;
•	on any stock exchange, market, or trading facility on which the securities are traded or in private transactions;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities in respect of which the prospectus supplement is delivered and any applicable restrictions.
A prospectus supplement or supplements (and any related free writing prospectus) will describe the terms of the offering of the securities in respect of which the prospectus supplement is delivered, including the following:
•	the name or names of the agent or any underwriters;
•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;
•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and
•	any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we or any selling stockholders will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or any selling stockholders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
In connection with the offering of securities, we or any selling stockholders may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the applicable prospectus supplement.
Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us or any selling stockholders to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we or any selling stockholders will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us, one or more of our respective affiliates or any selling stockholders in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Proskauer Rose LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.
EXPERTS
The financial statements of PAR Technology Corporation incorporated by reference in this prospectus, and the effectiveness of PAR Technology Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 26, 2026)
PAR Technology Corporation
1,810,222 Shares of
Common Stock
This prospectus supplement covers the offer and resale by the selling stockholder identified in this prospectus supplement of up to an aggregate of 1,810,222 shares of our common stock. We issued the common stock covered by this prospectus supplement to the selling stockholder as consideration for our recent acquisition of substantially all of Cardlytics, Inc.’s point-of-sale data analytics, loyalty marketing, and retail media network business assets offered through the Bridg platform (the “Acquisition”).
We are not offering or selling any shares of common stock under this prospectus supplement, and we will not receive any proceeds from the sale of common stock by the selling stockholder.
The selling stockholder may offer and sell the shares at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, or at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may sell the shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.
We are paying the cost of registering the shares of common stock covered by this prospectus supplement as well as various related expenses. We provide more information about how the selling stockholder may sell or otherwise dispose of its shares of common stock in the section titled “Plan of Distribution” on page S-10. The selling stockholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of its shares.
Our common stock is listed on the New York Stock Exchange under the symbol “PAR.” The last reported sales price of our common stock on March 25, 2026 was $13.39 per share.
Investing in our common stock involves a high degree of risk. Please read “Risk Factors” on page S-7 of this prospectus supplement, the accompanying prospectus, or any related free-writing prospectus, as well as the risk factors and other information we incorporate by reference herein and therein. See “Where You Can Find More Information.”
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Prospectus Supplement dated March 26, 2026

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in the accompanying base prospectus in one or more offerings and selling stockholders may, from time to time, sell shares of our common stock from time to time in one or more offerings as described in the accompanying base prospectus. Under this prospectus supplement, the selling stockholder named herein may offer and sell our common stock in one or more offerings. If there is any inconsistency between information in this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement and documents incorporated by reference herein.
This prospectus supplement, together with the accompanying base prospectus, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should carefully read both documents, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in both this prospectus supplement and the accompanying base prospectus, and in particular the annual, quarterly and current reports and other documents we file with the SEC. Neither this prospectus supplement nor the accompanying base prospectus is an offer to sell these securities or is soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Neither we nor the selling stockholder have authorized anyone to provide information other than that provided in this prospectus supplement, the accompanying base prospectus, or any free writing prospectus that we authorize. We have not authorized anyone to provide you with different information. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
You should assume that the information in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus that we authorize is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference.
Unless the context indicates otherwise, references in this prospectus to “we,” “us,” “our,” the “Company,” and “PAR” mean PAR Technology Corporation and its consolidated subsidiaries
All references to “this prospectus” refer to this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus supplement and the accompanying base prospectus, you should read the registration statement of which this prospectus is a part, including its exhibits and schedules. Statements contained in this prospectus supplement and the accompanying base prospectus, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.
We also make these documents available on our website at partech.com/investor-relations. Our website and the information contained in or connected to our website is not incorporated by reference in this prospectus supplement, and you should not consider it part of this prospectus supplement.

INCORPORATION BY REFERENCE
SEC rules permit us to incorporate information by reference in this prospectus supplement and the accompanying base prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus, except for information superseded by information contained in this prospectus supplement or the accompanying base prospectus itself or in any subsequently filed incorporated document. This prospectus supplement and the accompanying base prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. We are incorporating by reference the documents listed below:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 26, 2026;
•
the information responsive to part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, provided in our Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2025 and as supplemented by the additional definitive proxy soliciting materials filed with the SEC on May 21, 2025;

•
our Current Reports on Form 8-K as filed with the SEC on January 15, 2026, January 26, 2026 (Item 3.02 only and as amended by our Current Report on Form 8-K/A filed on March 24, 2026), February 26, 2026 (Item 8.01 only), and March 17, 2026; and

•
the description of our common stock included in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025 and including any amendments and reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and prior to the termination of the offering of any of the securities covered under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the accompanying base prospectus and any previously filed documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying base prospectus to the extent that a statement contained in this prospectus supplement or the accompanying base prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying base prospectus.
Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus supplement and the accompanying base prospectus.
Prospective investors may obtain documents incorporated by reference in this prospectus supplement and the accompanying base prospectus at no cost by requesting them in writing or by telephone from us at our executive offices at: PAR Technology Corporation, Attention: Investor Relations, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413, (315) 738-0600.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the information incorporated by reference in this prospectus supplement contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of PAR’s future operations, financial condition, financial results, business strategies, and prospects. Forward-looking statements are generally identified by words such as “believe,” “could”, “would,” “should,” “will,” “continue,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “future,” “may,” “potential,” and similar expressions.
Forward-looking statements are based on management’s current expectations and assumptions and are inherently uncertain. Actual results and outcomes could differ materially from those expressed in or implied by forward-looking statements, including forward-looking statements relating to and our expectations regarding:
•
our plans, strategies, and objectives for future operations and the growth of our business, including our service and product offerings, our go-to-market strategies, and the expected development, demand, performance, market share, and competitive performance of our products and services;

•	our ability to achieve and sustain profitability;
•	our future revenues, gross margins, expenses, cash flows, and other financial measures;
•	annual recurring revenue (ARR), active sites, subscription service gross margins, net loss, net income (loss) per share, and other key performance indicators and non-GAAP financial measures;
•	the availability and terms of product and component supplies for our hardware products;
•	the timing and expected benefits of acquisitions, divestitures, and capital markets transactions;
•	our human capital strategies and engagement;
•	macroeconomic trends, geopolitical events, tariffs, and trade disputes and the expected impact of those trends and events on our business, financial condition, results of operations, and cash flows;
•	claims, disputes, or other litigation matters; and
•	assumptions underlying any of the foregoing.
Factors, risks, trends, and uncertainties that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements include:
•
our ability to successfully develop, acquire, and transition new products and services, while enhancing existing ones to meet evolving customer needs and emerging technological trends, including our effective use of artificial intelligence (AI) in product development and integration of AI tools into our product and service offerings;

•	our ability to add and maintain active sites;
•	our ability to retain and add integration partners;
•
macroeconomic trends, such as the effects of inflation, recession, interest rate fluctuations, and changes in consumer confidence and discretionary spending; and geopolitical events affecting countries where we operate or our customers or suppliers operate;

•
our ability to retain and manage suppliers, secure alternative suppliers, and manage inventory levels and costs, navigate manufacturing disruptions or logistics challenges, shipping delays and shipping costs;

•	the impact of changes in import/export regulations, including tariffs, and trade disputes between the United States and other countries where we operate or our customers or suppliers operate;
•	the effects, costs, and timing of acquisitions, divestitures, and capital markets transactions;
•	our ability to integrate acquisitions into our operations and the timing, complexity, and costs associated with integrations;

•	our ability to attract, develop, and retain qualified employees to develop and expand our business, execute product installations, and respond to customer service level needs;
•	the protection of our intellectual property;
•	our ability to generate sufficient cash flow or access additional financing sources as needed to repay outstanding debts, including amounts owed under our outstanding convertible notes;
•	legal, reputational, and financial risks if we fail to protect customer and/or our data from security breaches and/or cyber attacks;
•	the impact of future pandemics, epidemics, or other outbreaks of disease;
•	changes in estimates and assumptions we make in connection with the preparation of our financial statements, or in building our business and operations plan and in executing our strategies;
•	our ability to maintain proper and effective internal control over financial reporting;
•
our ability to execute our business and operations plan, implement our strategies, and manage our business continuity risks, including service interruptions and disruptions or delays in product assembly and fulfillment;

•	potential impacts, liabilities, and costs from pending or potential investigations, claims, and disputes; and
•
other factors, risks, trends, and uncertainties that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, our subsequent Quarterly Reports on Form 10-Q, and our other filings with the SEC and the other information included or incorporated by reference herein.

We undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law
You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any documents incorporated by reference herein or therein could substantially harm our business, operations, financial condition, financial results and prospects, and that if any of these events occur, it could adversely affect the value of an investment in our common stock. Market, industry and other data included in this prospectus supplement or incorporated by reference herein are from or based on our own internal good faith estimates and research, and on publicly available publications, research, surveys and studies conducted by third parties, which we believe are reliable, but have not independently verified. Similarly, while we believe our internal estimates and research are reliable, we have not independently verified our internal estimates or research. While we are not aware of any misstatements regarding any market, industry or other data used by us or expressed in this prospectus supplement or incorporated by reference herein, such information, because it has not been verified or, by its nature—market surveys, estimates, projections or similar data—is inherently subject to uncertainties, and actual results may differ materially from the assumptions and circumstances reflected in this information.
You should read this prospectus supplement, the base accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all forward-looking statements by these cautionary statements.
Given these uncertainties, you should not place undue reliance on forward-looking statements, which speak only as of the date they were made and are not guarantees of future performance.

ABOUT PAR TECHNOLOGY CORPORATION
Company Overview
PAR is a leading foodservice technology company providing omnichannel cloud-based software and hardware solutions to the restaurant industry in three major restaurant categories – quick service, fast casual, and table service – and to the retail industry, including convenience and fuel retailers (C-Stores). Our product and service offerings include point-of-sale, customer engagement and loyalty, digital ordering and delivery, operational intelligence, payment processing, hardware, and related technologies, solutions, and services. We provide enterprise restaurants, franchisees, and other foodservice outlets with operational efficiencies through a data-driven network with integration capabilities from front- and back-of-house to customer fulfillment. Our omnichannel solutions are used in more than 150,000 active restaurants and retail locations across the world. PAR’s solutions are designed with flexibility and openness at their core and are engineered to scale and adapt with brands at every stage of growth. Our solutions integrate with others, yet deliver significant value when used together across our software, hardware, and payments offerings. With intentional innovation as a priority, PAR’s solutions help streamline operations, drive higher engagement, and strengthen guest experiences for restaurants and retailers globally.
Our mission is to enable personalized experiences that connect people to the brands, meals, and moments they love; and our strategy to achieve this mission is grounded in delivering a unified experience across our comprehensive suite of subscription services, hardware, and professional services that simplifies our customers’ operations, elevates their customer engagement, and drives their continued success. PAR’s vision of unified experience is a single platform that provides seamless connections from our customers’ backend systems through to their customer-facing channels enabling our customers to deliver innovation, differentiated experiences, and competitive advantage. It’s the setup enterprise restaurants and retailers require to support omnichannel journeys and create a unified view of customer interactions, products, and management systems. We continually strive to enhance and expand our cloud-based solutions to provide full integration of key data points that drive guest satisfaction and operational efficiencies to our customers across our product and service offerings.
Corporate Information
Our principal executive office is located at PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413, and our telephone number is (315) 738-0600.

RISK FACTORS
Before you invest in any of our common stock, in addition to the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus, you should carefully consider the risk factors contained in “Part I, Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31 2025, which is incorporated into this prospectus by reference, as such risk factors have and may be updated and modified periodically in our reports filed with the SEC and incorporated in this prospectus supplement by reference as described under “Incorporation by Reference” in this prospectus supplement. .

USE OF PROCEEDS
We will not receive any proceeds from the sale of any shares of common stock by the selling stockholder.
The selling stockholder will receive all of the net proceeds from the sale of any shares of common stock under this prospectus. The selling stockholder will pay any underwriting, broker-dealer or agent discounts, concessions and commissions and expenses incurred by the selling stockholder for accounting, tax, and legal services and any other expenses incurred by the selling stockholders in disposing of the shares of common stock, unless otherwise agreed to by us. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus supplement.

SELLING STOCKHOLDER
This prospectus supplement covers 1,810,222 shares of common stock issued to the selling stockholder named below to permit such selling stockholder to resell such shares, as set forth in the table below, in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus supplement. The shares covered by this prospectus supplement may be offered from time to time by the selling stockholder.
The selling stockholder may sell some, all or none of their shares of common stock covered by this prospectus supplement. We do not know how long the selling stockholder will hold its shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of its shares. The selling stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of the shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. As a result, we cannot estimate the number of shares of common stock covered by this prospectus supplement the selling stockholder will own in the future.
The table below sets forth the number of shares of our common stock that the selling stockholder may offer pursuant to this prospectus supplement, as well as the selling stockholder’s beneficial ownership of our common stock prior to and following the sale of shares covered by this prospectus supplement. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or dispositive power with respect to our common stock.
All information with respect to common stock ownership of the selling stockholder was furnished by the selling stockholder and is as of March 24, 2026. We believe, based on the information furnished to us, that the selling stockholder has sole voting and dispositive power with respect to all shares of common stock shown that it beneficially owns.
The selling stockholder has not had any position within, held any office of or had any other material relationship with us or our affiliates during the past three years. The information in the table below regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholder under this prospectus supplement.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to this Offering	Percent of Outstanding Common Stock Beneficially Owned Prior to this Offering	Number of Shares of Common Stock Offered Pursuant to this Prospectus	Number of Shares Beneficially Owned After Sale of Shares	Percent of Outstanding Common Stock Beneficially Owned After Sale of Shares
Cardlytics, Inc.(1)	1,810,222	4.4%	1,810,222	—	—%

(1)
Cardlytics, Inc. is a publicly traded company listed on The Nasdaq Stock Market LLC. The principal business address of Cardlytics, Inc. is 675 Ponce de Leon Avenue NE, Suite 4100, Atlanta, Georgia, 30308.

PLAN OF DISTRIBUTION
Resales by the Selling Stockholder
We are registering the shares of common stock on behalf of the selling stockholder pursuant to the terms of that certain Asset Purchase Agreement, dated as of January 23, 2026 (the “Asset Purchase Agreement”), we entered into in connection with our acquisition from Cardlytics, Inc. of all the assets, properties and rights that are primarily related to, or primarily used in, the Bridg platform.
The selling stockholder may offer the shares of common stock from time to time, either in increments or in a single transaction. The selling stockholder may also decide not to sell all the shares of common stock it is allowed to sell under this prospectus supplement. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.
The term “selling stockholder” also includes persons who obtain common stock from the selling stockholder as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or partners, as an assignee, transferee or other successor-in-interest, or in another private transaction.
Types of Sale Transactions
The selling stockholder may sell the shares of common stock offered by this prospectus supplement at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices that may be changed. Sales of shares of our common stock by the selling stockholder may occur from time to time in one or more of the following types of transactions (which may involve crosses or block transactions):
•	through the New York Stock Exchange or any other securities exchange that quotes the common stock;
•	in the over-the-counter market;
•	in underwritten transaction, exchange distributions and/or secondary distributions;
•	in transactions other than on those exchanges or in the over-the-counter market (including negotiated transactions and other private transactions);
•	in short sales (sales of shares completed by delivery of borrowed stock) of the common stock, in transactions to cover short sales or otherwise in connection with short sales;
•	by pledge to secure debts and other obligations or on foreclosure of a pledge;
•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to the common stock;
•	in a combination of any of the above transactions; or
•	any other method permitted pursuant to applicable law.
The selling stockholder may enter into hedging transactions from time to time in which it may:
•
enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of common stock, in which case such broker-dealer or other person may use shares of common stock received from the selling stockholder to close out its short positions;

•	sell common stock short itself and redeliver shares offered by this prospectus supplement to close out its short positions or to close out stock loans incurred in connection with its short positions;
•
enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer or any other person, who will then resell or transfer the common stock under this prospectus supplement; or

•
loan or pledge the common stock to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus supplement.

The selling stockholder may use broker-dealers or other persons to sell its shares in transactions that may include one or more of the following:
•	a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction;
•	purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer or other person for its account; or
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.
Resales by the selling stockholder may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholder’s agent in the resale of the shares of common stock by the selling stockholder, or the securities firm may purchase shares of our common stock from the selling stockholder as principal and thereafter resell those shares from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed.
The selling stockholder and any agent, broker or dealer that participates in sales of common stock offered by this prospectus supplement may be deemed “underwriters” under the Securities Act, and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.
Instead of selling shares of common stock under this prospectus supplement, the selling stockholder may sell shares of common stock in compliance with the provisions of Rule 144 or applicable exemptions from registration under the Securities Act, if available.
Regulation M
We have informed the selling stockholder that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to its sales of common stock.
Effectiveness of Registration Statement
Under the Asset Purchase Agreement, we will use commercially reasonable efforts to keep the registration statement of which this prospectus supplement and the accompanying base prospectus are part effective until the earlier of (1) the selling stockholder ceases to hold the shares of our common stock issued in connection with the closing pursuant to the Asset Purchase Agreement, (2) the date as of which all of the registrable securities have been sold pursuant to Rule 144 of the Securities and (3) the date as of which all such shares may be sold without any limitation as to volume or manner of sale restrictions pursuant Rule 144 of the Securities Act and any restrictive legend has been removed from such shares.
Expenses
Pursuant to the Asset Purchase Agreement, we and the selling stockholder have agreed that, subject to certain exceptions, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the acquisition shall be paid by the party incurring such costs and expenses.

VALIDITY OF THE SECURITIES
The validity of the securities offered by this prospectus will be passed upon for us by Proskauer Rose LLP, New York, New York.
EXPERTS
The financial statements of PAR Technology Corporation as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement and the accompanying prospectus, and the effectiveness of PAR Technology Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PAR Technology Corporation
1,810,222 Shares
Common Stock
PROSPECTUS SUPPLEMENT
March 26, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the fees and expenses payable by us in connection with the sale of the offered securities being registered hereby, other than underwriting discounts and commissions.

Amount to Be Paid
SEC registration fee(1)	$3,434.89
Printing and engraving(2)
Accounting services(2)
Legal fees of registrant’s counsel(2)
Transfer agent’s, trustee’s and depositary’s fees and expenses(2)
Miscellaneous(2)
Total(2)	$

(1)
Represents registration fee applicable to amount included in the prospectus supplement contained in the registration statement, for 1,810,222 shares of common stock to be sold by the selling stockholder named therein. Additional registration fees deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act..

(2)
These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.
The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law (“DGCL”) and our restated certificate of incorporation (the “Certificate of Incorporation”), and our amended and restated bylaws (the “Bylaws”).
Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL, or (iv) a director or officer for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.
The Bylaws provide that the registrant shall to the fullest extent permitted by law indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to become a director or officer of the registrant, or is or was serving or has agreed to serve at the request of the registrant as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that such person is or was or has agreed to become an employee or agent of the registrant, or is or was serving or has agreed to serve at the request of the registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding had no reasonable cause to believe such person’s conduct was unlawful; except that in the case of an action or suit by or in the right of the registrant to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
The Bylaws also provide that expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall to the fullest extent permitted by law be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the registrant as authorized in the Bylaws.
The Bylaws provide that the foregoing indemnification provisions shall be deemed to be a contract between the registrant and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. The Bylaws provide that such contract right may not be modified retroactively without the consent of such director or officer.
The Bylaws provide that the foregoing indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the indemnified person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
The Bylaws provide that the registrant shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the registrant would have the power to indemnify him or her against such liability under the provisions of the Bylaws, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.
The Certificate of Incorporation relieves the registrant’s directors from personal liability for monetary damages to the registrant or its shareholders for breach of such director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation relieves the registrant’s officers from personal liability for monetary damages to the registrant or its shareholders for breach of such officer’s fiduciary duty, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Item 16.	Exhibits.
Exhibit Index

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1	Restated Certificate of Incorporation (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-09720) on June 3, 2025)
4.2	Amended and Restated Bylaws (filed as Exhibit 3.3 to the Registrant’s Curren Report on Form 8-K (File No. 001-09720) filed on June 3, 2025)
4.3	Specimen Certificate for shares of common stock (filed as Exhibit 4 to the Registrant’s Registration Statement Form S-2 SEC on May 20, 1996)
4.4	Form of Indenture
4.5*	Form of Debt Security
4.6*	Form of Warrant Agreement
5.1	Opinion of Proskauer Rose LLP
5.2	Opinion of Proskauer Rose LLP
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)
23.3	Consent of Proskauer Rose LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included in the signature pages to the Registration Statement)
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture
107	Filing Fee Table

*	To be filed by amendment or by a Current Report on Form 8-K.
Item 17.	Undertakings.
The undersigned Registrant hereby undertakes:
(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Filing Fee Tables” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act:
(i)
the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)
each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hartford, New York, on March 26, 2026.

PAR TECHNOLOGY CORPORATION

By:	/s/ Savneet Singh
Name:	Savneet Singh
Title:	Chief Executive Officer & President (Principal Executive Officer)

POWER OF ATTORNEY
We, the undersigned officers and directors of PAR Technology Corporation hereby severally constitute and appoint Savneet Singh, Bryan A. Menar and Cathy A. King, and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable PAR Technology Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Savneet Singh	Chief Executive Officer, President & Director (Principal Executive Officer)	March 26, 2026
Savneet Singh

/s/ Bryan A. Menar	Chief Financial Officer (Principal Financial)	March 26, 2026
Bryan A. Menar

/s/ Michael A. Steenberge	Senior Vice President, Finance & Transformation (Principal Accounting Officer)	March 26, 2026
Michael A. Steenberge

/s/ Linda Marie Crawford	Director	March 26, 2026
Linda Marie Crawford

/s/ Keith E. Pascal	Director	March 26, 2026
Keith E. Pascal

/s/ Douglas G. Rauch	Director	March 26, 2026
Douglas G. Rauch

/s/ Cynthia A. Russo	Director	March 26, 2026
Cynthia A. Russo

/s/ Narinder Singh	Director	March 26, 2026
Narinder Singh

/s/ James C. Stoffel	Director	March 26, 2026
James C. Stoffel